                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT
                              ICON HOLDINGS CORP.

                             JURISDICTION OF          NAME UNDER WHICH
           NAME               INCORPORATION       SUBSIDIARY DOES BUSINESS
           ----              ---------------      ------------------------
ICON Capital Corp. ........    Connecticut   ICON Capital Corp.
ICON Securities Corp. .....    New York      ICON Securities Corp.
ICON Financial Corp. ......    Delaware      (1) ICON Financial Corp.
                                             (2) ICON Financial Corp., Delaware
                                                 (in California only)
ICON Funding Corp. ........    Delaware      ICON Funding Corp.
ICON Receivables Management    Delaware      ICON Receivables Management Corp.
 Corp. ....................
MGC/Griffin Capital            Delaware      MGC/Griffin Capital Corp.
 Corp. ....................
ICON Asset Management          Delaware      ICON Asset Management Corp.
 Corp. ....................
ICON Leasing Corp. ........    Delaware      ICON Leasing Corp.